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                                                                    EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO

                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the quarterly report of Eddie Bauer Holdings, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Fabian Mansson does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

           Date: November 14, 2006

                                    /s/ Fabian Mansson
                                    --------------------------------------------
                                    Signature
                                    Name: Fabian Mansson
                                    Title: President and Chief Executive Officer